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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):    June 6, 2005
                                                 -----------------------


                               TRUE VALUE COMPANY
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


           Delaware                   2-20910                   36-2099896
           --------                   -------                   ----------
(State or Other Jurisdiction        (Commission                (IRS Employer
        of Incorporation)           File Number)            Identification No.)


      8600 West Bryn Mawr Avenue, Chicago, Illinois             60631-3505
      ---------------------------------------------             ----------
         (Address of Principal Executive Offices)               (Zip Code)



        Registrant's telephone number, including area code (773) 695-5000
                                                           --------------

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                                                                    EXHIBIT 10.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The True Value Company (the "Company") and Mr. Lyle G. Heidemann entered into an Employment Agreement dated May 25, 2005, with an effective date of June 6, 2005, for Mr. Heidemann to be employed as the Company's President and Chief Executive Officer. He will also be appointed to the Board of Directors of the Company. The Company announced Mr. Heidemann's employment on June 6, 2005.

Under the employment agreement, Mr. Heidemann will receive an annualized base salary of $725,000 and a one-time signing bonus of $250,000. The initial signing bonus must be repaid to the Company if he fails to remain employed for one year, except that, if he is terminated without cause, he will only be required to repay a prorated portion of this signing bonus, and if he is terminated as a result of his death or disability, he will not have to repay any portion. The agreement also provides for retention bonuses on the first and second anniversaries of his employment in the amount of $250,000 and $200,000, respectively, provided he remains employed by the Company at such dates. Mr. Heidemann will also receive a one-time payment during the third quarter of 2005, equal to the fair market value (as defined in the Agreement) of 1,630 shares of Sears Holding Corp.

Mr. Heidemann will also be eligible for an annual bonus and a long-term bonus subject to achievement of specific goals and objectives established by the Board and subject to terms and conditions determined by the Company. For years after 2005, neither the long-term bonus nor the annual bonus are guaranteed and payment is subject to approval by the Board. For 2005, the annual bonus is guaranteed at 70% of Mr. Heidemann's prorated base salary. The 2005 portion of the long-term bonus for Performance Period Three under the Company's Long Term Incentive Plan is equal to 100% of Mr. Heidemann's prorated base salary. Both bonuses will be paid contemporaneously with the Company's other executive bonuses.

The agreement provides Mr. Heidemann with four weeks paid vacation per calendar year. He will also be entitled to retirement benefits and welfare benefits as applicable to senior executives of the Company who commence employment on and after April 1, 2005. In addition, Mr. Heidemann will be entitled to fringe benefits including an annualized car allowance of $10,500, annualized reimbursement for personal financial services in the amount of $2,500, and an annual executive physical.

Pursuant to the agreement, if the Company terminates Mr. Heidemann's employment for any reason other than for Cause or Disability, or if he resigns for Good Reason (as defined in the Agreement), the Company will pay him (i) any unpaid amounts of his base salary as of the date of termination, (ii) his salary for 12 months following the date of termination, (subject to set-off for amounts earned during the period by subsequent employment), and (iii) if the termination occurs within one year following a change in control of the Company, an amount equal to his most recent payment made under the Company's annual Executive Incentive plan, subject to set-off for subsequent employment during such period. Additionally, the Company will provide medical benefits for a period of 12 months, with Mr. Heidemann paying the employee paid portion subject to earlier termination if a subsequent employer provides comparable benefits. If Mr. Heidemann is terminated with Cause, or if he resigns without Good Reason, the Company need only pay him any unpaid amounts of his base salary as of the date of termination.

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Mr. Heidemann also has a two year non-competition and non-solicitation restriction following his termination of employment with the Company for any reason.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Mr. Hanemann's Consulting Agreement with the Company will terminate on June 11, 2005 pursuant to a notice of termination delivered on June 6, 2005 in connection with Mr. Heidemann's acceptance of the position of President and Chief Executive Officer. Mr. Hanemann will retain his position as a Director of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPLE OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPLE OFFICERS.

Mr. Lyle G. Heidemann will be employed on or about June 6, 2005 as President and Chief Executive Officer of the Company. Mr. Heidemann will also be appointed to the Board of Directors of the Company.

Mr. Heidemann is 60 years old. From 1999 to 2003, he was the Executive Vice President of Home and Off Mall Stores, Sears Roebuck and Co. From 1997 to 1999 Mr. Heidemann served as Senior Vice President, Appliances and Electronics, for Sears. He retired from Sears in 2003.

Mr. Thomas Hanemann, who has been serving as interim CEO of the Company, stepped down from that position upon Mr. Heidemann's employment.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

       (c)  Exhibits

       Exhibit No.       Description
       -----------       -----------
       10.1              Employment Agreement between True Value Company and
                         Lyle G. Heidemann, dated May 25, 2005

Matters discussed in the attached press release may contain forward-looking statements within the meaning of the safe-harbor provisions of the Securities Exchange Act of 1934. These forward-looking statements are subject to various risks and uncertainties. Actual results may vary materially from the expectations contained therein. The factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed therein may include factors that are beyond the company's ability to control or estimate precisely, such as the ultimate requirements of the company's lenders, projections about the efficiencies that may be achieved by the company's initiatives, expectations about member response to the company initiatives, estimates of future market conditions in the hardware industry, the behavior of other market participants in the industry and the actions and economic conditions in the service territories of the company's members. Other risk factors are detailed from time to time in the company's SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this document. The company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this letter.
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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        True Value Company


Dated:  June 6, 2005                    By /s/ David A. Shadduck
                                        -------------------------------
                                        Name:  David A. Shadduck
                                        Title: Senior Vice President and
                                                 Chief Financial Officer